[LETTERHEAD OF MCDONNELL, BOEHNEN, HULBERT & BERGHOFF]


                               December 21, 1998


Hybridon, Inc.
155 Fortune Blvd.
Milford, MA 01757

               RE:  Hybridon, Inc. -- Registration Statement on Form S-1


Dear Sirs:

         McDonnell, Boehnen, Hulbert & Berghoff hereby consents to the reference to our firm under the section "The Company - Patents, Trade Secrets and Licenses" included in this Registration Statement on Form S-1 of Hybridon, Inc.

                                   Very truly yours,


                                   /s/ John J. McDonnell
                                   ---------------------
                                   John J. McDonnell